UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

March 23, 2007

Date of Report (Date of earliest event reported)

NOVASTAR FINANCIAL, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-13533	74-2830661
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

8140 Ward Parkway, Suite 300, Kansas City, MO 64114

(Address of principal executive offices)

(Zip Code)

(816) 237-7000

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 - Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 23, 2007, NovaStar Financial, Inc. (the “Company”) promoted Michael L. Bamburg to Executive Vice President and Chief Investment Officer. In connection therewith, Mr. Bamburg entered into a new employment agreement with the Company on terms substantially similar to the terms of his existing employment agreement. Pursuant to the terms of the new employment agreement, Mr. Bamburg (i) will receive a base salary of $414,400, subject to annual increases, (ii) is eligible to receive a performance bonus up to a maximum of 200% of his base salary, and (iii) may receive certain benefits upon termination from employment, including a severance payment equal to three times his then current year base salary and actual bonus compensation for the preceding fiscal year, subject to certain limitations, in the event of termination by the Company without “cause” or resignation for “good reason” after a “change in control,” each as defined in the new employment agreement.

A copy of the employment agreement is included as Exhibit 10.32 and is incorporated herein by reference.

Item 9.01 – Financial Statements and Exhibits

(d)	Exhibits

10.32	Employment Agreement between NovaStar Financial, Inc. and Michael L. Bamburg, Executive Vice President and Chief Investment Officer

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NOVASTAR FINANCIAL, INC.
DATE: March 28, 2007	/s/ Gregory S. Metz
Gregory S. Metz
Chief Financial Officer

Exhibit Index

Exhibit

Number

10.32	Employment Agreement between NovaStar Financial, Inc. and Michael L. Bamburg, Executive Vice President and Chief Investment Officer